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                                                                EXHIBIT 10.11

                             BANK LICENSE AGREEMENT



Agreement #:  102
Operator:  VG's Food Centers
Store:  Davison
Targeted Opening Date: 11/15/96


     THIS AGREEMENT, made as of the 12 day of November, 1996 by and between VG'S FOOD CENTERS, a Michigan corporation ("Operator"), whose address is 209 S. Alloy Dr., Fenton, MI and THE STATE BANK, a Michigan Corporation ("Licensee"), whose address is One Fenton Square, Fenton, MI.

                                  WITNESSETH:

That, for and in consideration of the mutual promises herein, Operator and Licensee have agreed as follows:

1. GRANT OF LICENSE. Subject to the terms and conditions set forth herein, Licensee shall have the right and license to install a mini-branch banking facility (hereinafter referred to as the "Branch Facility") in the above-captioned store (hereinafter referred to as the "Licensed Location"), and the right to operate a banking office, along with the right to offer any services that a bank or bank affiliate is lawfully permitted to offer in the Branch Facility (collectively the "Permitted Services"). It is specifically agreed that Licensee will not engage in any other business or sell or offer for sale any merchandise that is not related to the operation of a bank branch facility or to the operation of any business by such a bank affiliate and which would compete with merchandise sold or offered for sale by Operator or any other licensee or concessionaire in the Licensed Location, except as described herein.

2. TERM. The initial term of this Agreement shall commence on the date hereof, and shall terminate ten (10) years from the last day of the month of the Targeted Opening Date, unless earlier terminated or extended as provided hereunder. Licensee may renew this Agreement for up to two (2) additional five (5) year terms, by giving Operator written notice of renewal at least one hundred eighty (180) days before the expiration of the then current term. Operator may terminate this Agreement by written notice to the Licensee if the Branch Facility does not open for business on the Targeted Opening Date, unless the Targeted Opening Date is extended by reason of Force Majeure (as defined in Section 17, below) or otherwise with Operator's consent.

3.   PAYMENTS.
     (a) Licensee shall pay to Operator the license fee (hereinafter referred to as "License Fees") set forth in Exhibit "A". Payments shall commence on the date on

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     which the Branch Facility first opens for business.  License fees shall be payable in equal monthly installments in advance on the first day of each month, with such payments being prorated on a daily basis for any partial month.

4.   USE AND OCCUPANCY.

     (a) So long as Licensee is operating a Branch Facility in the Licensed Location, Licensee shall have the exclusive right to operate a full service branch banking business and to offer the Permitted Services in the Licensed Location. Licensee may offer certain of the Permitted Services, including without limitation insurance products and investment services, through separate departments of the Licensee and/or affiliated companies, provided that such affiliated companies shall be controlled by or be under common control with Licensee. Operator shall not permit any other licensee, concessionaire, or other third party to install ATMs or other cash dispensing machines in the Licensed Location during the term of this Agreement.

     (b) Licensee shall commence operations on the Targeted Opening Date, as the same may be extended pursuant to the terms hereof, and shall operate the Branch Facility on at least a seven (7) day per week basis with at least fifty-six (56) hours of operation in each week, except for state or federal holidays on which Licensee's other branches are closed. The Branch Facility will be adequately staffed during its hours of operation. Licensee's use of the Branch Facility shall be subject to such reasonable limitations and restrictions as Operator may from time to time impose (including limiting hours of operation to periods in which the Licensed Location is open to the public) in order to assure that the operation of the Branch Facility does not interfere with Store operations; provided, however, that such restrictions and limitations shall not unreasonably interfere with or hinder Licensee's operations. Operator's personnel shall not block or restrict access to the Branch Facility.

     (c) Operator agrees that Licensee's employees may market Licensee's services to the customers in the Store, and that Licensee may promote Licensee's services through the reasonable use of in-aisle signage and banners; provided, however, that the mode of approaching customers and the use and placement of in-aisle signage and banners shall be subject to Operator's approval, which approval shall not be unreasonably withheld or delayed.

     (d) Operator hereby warrants and represents that there are no exclusive use provisions that would prevent Licensee from operating its Branch Facility as contemplated by this Agreement.

5.   LICENSEE'S EMPLOYEES.

     (a) Licensee is an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or co-employer or joint employer relationship by and between Operator and Licensee. Operator and Licensee shall have the sole and exclusive right to select and direct their respective employees and to determine the terms and conditions of their employment. Licensee shall at its own cost and expense, maintain workers' compensation coverage, unemployment

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     compensation coverage and any other insurance that may be required by law with respect to Licensee's employees.

     (b) Licensee's employees, while working at the Licensed Location, shall be entitled to use toilets, "break rooms" and other similar facilities provided by Operator for the convenience of its employees. Operator agrees to provide parking facilities and agrees to allow Licensee, its employees, agents, and invitees, to use such parking facilities, on a nonexclusive basis, subject to such reasonable rules and regulations of Operator which Operator may, from time to time, establish.

6.   IMPROVEMENTS AND ADDITIONS:  SIGNS.

     (a) Operator has designated the area of the Licensed Location depicted on Exhibit "B" attached hereto and made a part hereof for installation of the Branch Facility, and Licensee or its contractors at Licensee's sole cost and expense shall install the Branch Facility in accordance with plans approved by Operator. Licensee shall not make any material modification to the Branch Facility without Operator's prior written approval, which approval shall not be unreasonably withheld or delayed.

     (b) Licensee shall furnish all fixtures, equipment and finishings which it deems necessary or desirable for its operations at the Branch Facility, and shall obtain all necessary permits and governmental approval. Operator acknowledges that all fixtures and equipment located in the Branch Facility are the property of Licensee and agrees that Licensee may remove them at the expiration or earlier termination of this Agreement; provided, however, that any fixtures or equipment remaining after such expiration or earlier termination shall be considered abandoned, and Operator may remove and dispose of them as it sees fit at Licensee's expense.

     (c) Licensee's signage shall be subject to Operator's prior written approval. Licensee's signs shall be removed upon the expiration or earlier termination of this Agreement and any damage caused by such removal shall be repaired. Licensee shall obtain any approvals required by any applicable municipal ordinances and regulations. Operator shall assist Licensee in obtaining any such approvals, including without limitation requesting waivers or variances where applicable.

     (d) If any general contractor or subcontractor of Licensee files a lien against the Licensed Location, Licensee shall cause such lien to be discharged of record.

7.   REMODELING.

     Licensee recognizes that Operator may, from time to time, remodel the Licensed Location to accommodate changes in retailing patterns. If Operator determines that the Branch Facility must be relocated in connection with such remodeling, Operator shall notify Licensee of its proposed new location of the Branch Facility, which location shall be at the front of the Store, convenient to the checkout stands and plainly visible to customers. If Licensee is not satisfied with the new location proposed by Operator, Licensee's exclusive and sole remedy is to terminate this

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     Agreement.  If Licensee and Operator agree upon a remodel location,
     Operator shall move the Branch Facility to the new location, and shall endeavor to minimize disruption to the operation of Licensee's business during its remodeling of the Licensed Location.

8.   MAINTENANCE; SERVICES.

     Licensee shall maintain the Branch Facility in good order and repair. Operator shall maintain the Licensed Location in good order and repair. Operator shall furnish janitorial services for aisles and floors adjacent to the Branch Facility and electricity, heating, and air conditioning required as a result of normal activity to be carried on in the Branch Facility. Where services are the responsibility of a third party, Operator will use reasonable efforts to obtain conformance with this paragraph.

9.   INSURANCE.

     (a) Licensee shall carry personal property insurance and public liability insurance with respect to its operations in the Licensed Locations naming Operator, and Operator's Landlord (if any), as additional insured parties under the liability insurance policy. The limits of the liability insurance policy shall not be less than $2,000,000.00 per occurrence for bodily injury and for property damage. Licensee shall furnish Operator a certificate evidencing such coverage and a renewal certificate at least twenty (20) days prior to the cancellation or expiration of such policy.

     (b) The parties hereto agree that the merchandise and other property of each at the Licensed Location may be subject to damage or loss by reason of many hazards such as theft, fire, leakage, heater power failure, accidents, defects in plumbing, boiler or other explosions, and the bursting of pipes, and that insurance is obtainable against most if not all of such hazards. Operator shall not be liable for any damage to the Branch Facility or to the fixtures or equipment of Licensee contained therein or any loss suffered by Licensee caused by fire or other hazards, regardless of the cause thereof. Licensee hereby agrees to release Operator of and from all liability for such damages. Licensee shall not be liable for any damage to the Licensed Location or any part thereof or any loss suffered by Operator, caused by fire or other hazards, regardless of the cause thereof. Operator hereby agrees to release Licensee of and from all liability for such damages. Subject to the foregoing mutual waiver of subrogation, Licensee and Operator shall hold the other harmless from any and all claims for injury, death, or damages resulting from its respective activities or business or from the negligent or wrongful acts, at the Licensed Location of its respective employees, agents, and contractors acting within the scope of their employment, agency or contract.

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10.  TAXES.

     Licensee shall pay all license fees and taxes assessed by any taxing authority on its operations, fixtures, and equipment and machinery. Operator agrees to forward to Licensee all tax bills, license notices, and the like that are payable by Licensee but are received by Operator, promptly upon their receipt.

11.  ADVERTISING.

     Both Operator and Licensee recognize that it is in their best interest to promote the business of each other at the Licensed Location. Operator and its employees shall cooperate and promote the goodwill and business of Licensee at the Licensed Location, and Licensee and its employees shall promote the goodwill and business of Operator at the Branch Facility. The cost of any advertising jointly undertaken by Operator and Licensee shall be shared on a mutually acceptable basis. In addition, Operator and Licensee may each, at its own expense, separately advertise the existence of the Branch Facility in the Licensed Location in such media and in such manner as each deems appropriate; provided, however, that Operator and Licensee shall obtain the prior approval of the other in respect of any advertisement or notice that refers to both Operator and Licensee.

12.  DEFAULT.

     (a) If Licensee fails to make the payments of license fees required under Paragraph 3, above, or any other charge provided for hereunder or under paragraph 1 when the same is due and the same shall not be paid after ten
     (10) days written notice to Licensee, of if Licensee breaches any other covenant of this Agreement, and fails to remedy same within thirty (30) days after written notice to Licensee specifying the nature of such default, or fails to commerce efforts within such thirty (30) day period to remedy such default which cannot be cured within thirty (30) days and thereafter diligently to prosecute such efforts to completion, Operator may declare this Agreement terminated, and Licensee shall thereupon promptly vacate the Licensed Location. In addition, in the event of Licensee's default as aforesaid, Operator may, without terminating this Agreement, reenter and take possession of the Licensed Location from Licensee by any lawful means; and it is agreed that the commencement and prosecution of any action by Operator, or any execution of any judgment or decree obtained in any action to recover possession of the Licensed Location or any other reentry, shall not be construed as an election to terminate this License, and shall not be deemed to have absolved or discharged Licensee from any of its obligations or liabilities for the remainder of the licensed term.

     (b) In case of any default, whether or not this Agreement is terminated, Licensee will indemnify Operator against all loss of rent and other payments provided herein to be paid by Licensee to Operator between the time of default or termination and the expiration of the term of this



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     Agreement.  It is understood and agreed that at the time of the termination or reentry or any time thereafter, Operator may rent the Licensed Location for a term which may expire after the expiration of the term of this Agreement without releasing Licensee from any liability whatsoever; that Licensee shall be liable for any expenses incurred by Operator in connection with obtaining possession of the Licensed Location and in connection with any relicensing, including, but without limitation, reasonable attorneys' fees, reasonable brokers' fees, and reasonable consultants' fees; and that monies collected from any relicensing shall be applied first to the foregoing expenses and then to payment of the license fee and all payments due from Licensee to Operator. Said indemnification of Operator by Licensee shall be accomplished by payments made on the days on which said License Fee and other payments would have been due and payable hereunder if this Agreement had not terminated.

     (c) If any dispute shall arise between Operator and Licensee as to any claimed default by Licensee and such dispute is referred to arbitration pursuant to the terms of this Agreement, and provided Licensee performs all of the other terms and conditions of this Agreement except for the item in dispute, no default shall be deemed to exist on the part of Licensee and no period for the remedying of such alleged default shall be deemed to commence until the day following the arbitrator's determination of such dispute adversely to Licensee, nor shall Licensee pay or be obligated to pay any attorney's fees or other expenses incurred by Operator in enforcing any of the obligations under this Agreement unless any such dispute or default is determined adversely to Licensee.

13.  TERMINATION.

     Operator may terminate this Agreement upon one hundred twenty (120) days written notice to Licensee if Operator elects to discontinue its business at the Licensed Location, unless Operator sells or subleases the Licensed Location to a retailer, acceptable to Licensee, which assumes Operator's obligations hereunder.

14.  CASUALTY.

     (a) If by fire or other casualty, the Licensed Location is destroyed or damaged, Operator agrees to notify Licensee as to whether it shall repair the damage or destruction resulting from such casualty as soon as possible, but in any event within sixty (60) days from the date of such damage or destruction. If Operator elects to repair such damage or destruction, Operator shall proceed with due diligence to restore the Licensed Location to substantially the same condition as existed before such damage or destruction as soon as reasonably possible after the date of such damage or destruction. If Operator fails to notify Licensee within sixty (60) days of such damage that it intends to repair such damage or destruction, Licensee shall have the right and option to terminate this Agreement by written notice to Operator.

     (b) If by fire or other casualty, the Branch Facility is destroyed or damaged to the extent that Licensee is deprived of occupancy or use of the same or Licensee's business is materially impaired, Licensee shall repair the damage or destruction resulting from such casualty as soon as possible, but in any event within (i) ninety (90) days from the date of such damage or destruction, if the damage or destruction is confined to the Branch Facility or (ii) ninety (90) days from Operator's

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     commencement of restoration of the Licensed Location or such longer period as may elapse prior to Operator's completion of repairs to the Licensed Location, if the Licensed Location is also damaged or destroyed. If such damage or destruction is not substantially repaired within the period set forth above, Operator shall have the right and option to terminate this Agreement by written notice to Licensee. Notwithstanding the foregoing, Licensee shall be under no obligation to repair any such damage or destruction that occurs within the last year of any term of this Agreement.

15.  CONDEMNATION.

     Operator reserves to itself, and Licensee assigns to Operator, all rights to damages accruing or awards or other compensation payable on account of any taking by eminent domain or by reason of any of act of public authority or sale in lieu thereof for which damages or awards or other compensation are payable. Licensee agrees to execute such instruments of assignment as may be reasonably required by Operator in any petition for the recovery of such damages, and to turn over to Operator any damages that may be recovered by Licensee in any such proceeding. It is agreed and understood, however, that Operator does not reserve to itself and Licensee does not assign to Operator any award of damages payable for the Branch Facility or any trade fixtures installed by Licensee; provided such award shall not limit or diminish the amount of the award, damages or other compensation payable to Operator.

16.  SECURITY.

     It shall be Licensee's obligation to provide any security, including security personnel, deemed necessary by Licensee.

17.  FORCE MAJEURE

     Performance hereunder (other than the payment of money) shall be excused, and the deadline for such performance shall be extended, during the period, and to the extent, such performance is rendered impossible, impracticable or unduly burdensome owing to acts of God, strikes, lockouts, or labor difficulty; governmental requirements; unavailability of parts through normal supply sources; computer malfunction; failure of any utility to supply its services for reasons beyond a party's control; explosion, sabotage, accident, riot or civil commotion; act of war; fire or other casualty; or any other cause beyond the reasonable control of the party whose performance is to be excused.

18.  NOTICES.

     All notices and communications hereunder, shall be in writing and signed by a duly authorized representative of the party making the same. All notices shall be deemed effective when delivered personally or when deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, or by a national private courier, such as Federal Express, addressed as set forth in the heading of

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     this Agreement.  The names and addresses for the purposes of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice. Until such written notice is actually received, the last name and address stated by written notice or provided herein shall be deemed to continue in effect for all purposes hereunder.

19.  ENTIRE AGREEMENT.

     The parties hereto agree that this Agreement sets forth all the promises, agreement and understandings between them with respect to Licensee's right and license to install, operate, and maintain the Branch Facility. No amendment or modification to this Agreement shall be binding unless such amendment or modification is reduced to writing and signed by both parties.

20.  CAPTIONS.

     The captions of the several sections of this Agreement are not part of the context hereof and shall be ignored in construing this Agreement. They are intended only as aids in locating various provisions hereof.

21.  SEVERABILITY.

     Each provision contained in this Agreement shall be independent and severable from all other provisions contained herein, and the invalidity of any such provision shall in no way affect the enforceability of the other provisions.

22.  GOVERNING LAW.

     All questions of enforceability and interpretation which may arise under this Agreement shall be determined by the laws of the State of Michigan.

23.  BINDING EFFECT.

     This Contract shall be binding upon and shall inure to the benefit of Operator and Licensee and their respective legal representatives and any entity that succeeds to the rights of Operator or Licensee as a result of any merger, consolidation or other corporate combination.

24.  APPROVALS AND REQUIREMENTS.

     (a) Operator hereby warrants and represents that Operator has all requisite consents and approvals to enter into this Agreement from, and is in compliance with the requirements of, all landlords and mortgagees, and if required, all necessary third parties, including but not limited to state and federal regulatory authorities, zoning commissions, and other local authorities.

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     (b)  The obligations of the Licensee as set forth herein are contingent upon Licensee obtaining all necessary permits and approvals to operate a branch banking facility at the Licensed Location. Operator or Licensee may elect to terminate this Agreement if Licensee is not able to obtain all such permits or approvals by the Targeted Opening Date, as the same may be extended. This contingency shall be satisfied upon delivery of such notice to Operator that Licensee has obtained such permits or approvals.

25.  ASSIGNMENT.

     The identity and character of Licensee is a substantial part of the consideration for this Agreement, and this Agreement shall be personal to Licensee. Without the prior written consent of Operator this Agreement and the rights granted hereunder may not be assigned or transferred in any manner whatsoever, whether voluntarily, involuntarily, or by operation of law; provided, however, that this Agreement may be assigned, or the Branch Facility may be sublicensed, in whole or in part, to any corporation into or with which the Licensee may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of licensee, without the prior consent of Operator, provided in every such instance that the use of the Branch Facility shall remain the same. Acquisition by Licensee, its corporate successors or assigns, of a substantial portion of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed a merger of such corporation into Licensee for purposes of this Paragraph.

26.  WAIVER.

     The failure of either party hereto to seek redress for violation of, or to insist upon the performance of, any covenant or condition of this Agreement shall not prevent the continuation of said act of a subsequent act from having all the force and effect of an original violation.

27.  RECORDATION.

     This Agreement shall not be recorded.

28.  ARBITRATION.

     Any controversy or claim arising out of or relating to this Agreement or relating to any breach or claimed breach hereof shall be settled by arbitration, in accordance with the rules then pertaining, of the American Arbitration Association. This agreement for arbitration shall be enforceable and judgment upon the award rendered by all or a majority of the arbitrators may be entered in any court for a judicial acceptance of such award and an order of enforcement, as the case may be.

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29.  CONSENTS OR APPROVALS.

     Any requirement for the consent or approval of either party shall be subject to the further proviso that such consent(s) or approval(s) shall not be unreasonably withheld or delayed.

30.  SUSPENSION OF BUSINESS BY GOVERNMENT ORDER.

     If the Licensee is prohibited from conducting its business in the Branch Facility by any governmental authority having jurisdiction, Licensee shall notify Operator of the same, and the License Fees and other charges reserved hereunder shall be wholly abated while such prohibition remains in effect. If such prohibition shall continue in effect longer than thirty
     (30) days, this Agreement shall terminate.

     IN WITNESS WHEREOF, the parties hereto have caused duplicate counterparts of this Agreement to be duly executed and delivered on or as of the date first set forth at the beginning of this Agreement.





LICENSEE:  THE STATE BANK               OPERATOR:  VG'S FOOD CENTERS

By:  /s/Carolyn M. Spicer              By:  /s/Russell H. VanGilder, Jr.
     ------------------------               ----------------------------------
        Carolyn M. Spicer                      Russell H. VanGilder, Jr.
Title:   Senior Vice President                 Title:   Chairman


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                                  EXHIBIT "A"

                                  LICENSE FEES



Licensee shall pay to Operator monthly License Fees according to the schedule below:


                Years 1 - 5    $2,520/monthly  $30,240/annually

                Years 6 - 10   $2,970/monthly  $35,640/annually

                Years 11 - 15  $3,420/monthly  $41,040/annually

                Years 16 - 20  $3,870/monthly  $46,640/annually



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